UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2017

XFIT BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55372	47-1858485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25731 Commercentre Drive, Lake Forest, CA	92630
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 916-9680

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of David E. Vautrin as Chief Executive Officer, Assumption of Principal Executive Duties by Charles Joiner

On March 16, 2017 David E. Vautrin, Chief Executive Officer of XFit Brands, Inc. (the “Registrant”), resigned his officer positions with the Registrant, to pursue other opportunities. Mr. Vautrin did not resign as a result of any disagreement with the Registrant and will remain a member of the Board of Directors. The Board of Directors has begun a search process for a new chief executive officer. Until a successor is identified or otherwise directed, David E. Vautrin has agreed to act as interim principal executive officer, and Charles Joiner, who currently serves as President of the Registrant and a member of its Board of Directors, will assume the operational responsibilities of the business. Mr. Vautrin is not receiving compensation as interim principal executive officer.

In connection with Mr. Vautrin’s resignation, Mr. Vautrin agreed to extend the date by which accrued and unpaid salary and vacation pay from the 72 hours mandated under California law for 90 days to June 16, 2017. This amounts to $61,133.03. Mr. Vautrin can, at his sole election, convert such compensation as listed above in shares of the Registrant’s common stock at the lessor of 15 cents or 25% discount to the fair market value on the date of election of Mr. Vautrin. For the purposes of Waiver, the “fair market value” shall be shall be the prior ten-day volume-weighted average price (“VWAP”) of the common stock on the principal trading market determined as of date Mr. Vautrin elects the option to convert to common stock pursuant to the Waiver Agreement.

In addition, Mr. Vautrin has personally guaranteed the Registrant’s $35,000 line of credit with Wells Fargo and its corporate credit card with a $50,000 credit limit. The Registrant has agreed to stop using these credit facilities and to pay them off or otherwise obtain a release of Mr. Vautrin’s guarantee within 90 days. In the event that it is determined by Mr. Vautrin that his guaranty can not be removed, then Mr. Vautrin at his sole discretion can take action to remove his name as the CEO and or guarantee to any banking or Registrant related documents. In the event that the Registrant does not payoff in full the $35,000 working capital line and credit card in full within the 90 days, then Mr. Vautrin can, at his sole election, convert the balance of such personally guaranteed obligations as listed above into shares of the Registrant’s common stock at the lessor of $0.15 per share or a 50% discount to the fair market value (as defined above) on the date of election of Mr. Vautrin and payoff such upon receipt from such new share issuance. The Registrant will pay the costs of any legal opinion required for removal of restrictive legend for shares issued pursuant to this Agreement.

If permitted under the Registrant’s health plan, and at Mr. Vautrin’s sole discretion, he may off set the back pay with continued use of the existing current health and car insurance coverage for him and his family.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1        Waiver Agreement between the Registrant and David E. Vautrin dated March 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XFIT BRANDS, INC.
(Registrant)

Date: March 16, 2017	By:	/s/ David E Vautrin
David E. Vautrin
Interim Principal Executive Officer